                                                                    EXHIBIT 3.25
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NALCO FT, INC.

                                   ARTICLE I

     The name of the Corporation is NALCO FT, INC.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.
The name of the Corporation's registered agent at such address is The
Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the
State of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock and such shares shall have a par value of one dollar ($1) each. All of the Corporation's issued stock, of all classes, exclusive of treasury shares, shall be represented by certificates.

                                   ARTICLE V

     The name and mailing address of the incorporator is as follows:

         Name                                     Mailing Address
         ----                                     ---------------

         Beth Ehrenreich                          190 South LaSalle Street
                                                  Chicago, Illinois 60603

                                   ARTICLE VI

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as may be otherwise provided in this Certificate of Incorporation or the by-laws of the Corporation or in a written agreement among the stockholders of the corporation.

     Wherever the term "Board of Directors" is used in this Certificate of
Incorporation, such term shall mean the Board of Directors of the Corporation;
provided, however, that to the extent any committee of directors of the corporation is lawfully entitled to exercise the powers of the Board of
Directors, such committee may exercise any right or authority of the Board of
Directors

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under this Certificate of Incorporation.

     In furtherance and not in limitation of the power conferred by statute, the
Board of Directors is hereby authorized to adopt, amend or repeal the by-laws of the Corporation.

                                  ARTICLE VII

     No director shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any
transaction from which a director derives an improper personal benefit.

                                  ARTICLE VIII

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is

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or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in manner that he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses

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(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article VIII
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances

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because he has met the applicable standard of conduct set forth in said paragraphs (a) and (b). Such determination shall be made (i) by the Board of
Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (iii) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final dispostion of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to

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action in the individual's official capacity and as to action in another capacity while holding such office. Notwithstanding the provisions of this
Article VIII, the Corporation shall make advancement of expenses to any person referred to in paragraphs (a) or (b) of this Article VIII to the fullest extent permitted under the laws of the State of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General Corporation Law
of Delaware.

(h) For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent

                                      -7-

corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and
references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article or in Section 145 of the General Corporation Law of Delaware.

     (j) The indemnification and advance of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized
or

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ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX

     Elections of directors need not be by ballot unless the bylaws of the
Corporation shall so provide.

                                   ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

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                                   ARTICLE XI

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of
Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of January, 1990.

                                               /s/ Beth Ehrenreich
                                               --------------------------------
                                                   Sole Incorporator

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